UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2004

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8142	22-1586002
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Wood Avenue, Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (732) 205-5000

Item 12.      Results of Operations and Financial Condition.

On July 27, 2004, Engelhard Corporation (the "Company") issued a press release announcing its earnings for its second quarter of fiscal year 2004. A copy of the release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 12, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGELHARD CORPORATION
(Registrant)

Date:	July 27, 2004	/s/ Michael A. Sperduto
Michael A. Sperduto
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 27, 2004, relating to Engelhard Corporation's earnings release for the second quarter of 2004.

EXHIBIT (99.1)

News	Contact Ted Lowen (Media) 732-205-6360 Peter Martin (Investor Relations) 732-205-6106 Ref. #C1367 Engelhard Corporation 101 Wood Avenue P.O. Box 770 Iselin, NJ 08830-0770

For immediate release

ENGELHARD REPORTS SECOND-QUARTER RESULTS

ISELIN, NJ, July 27, 2004 - Engelhard Corporation (NYSE: EC) today reported net earnings for the second quarter ended June 30 of $68.0 million, or 54 cents per share on a diluted basis, compared with $54.0 million, or 43 cents per share, for the same period a year ago.

       During the second quarter, Engelhard and the U.S. Internal Revenue Service reached agreement with respect to the company's tax returns for 1998 through 2000. That resulted in reversal of previously accrued income taxes totaling $8 million, which improved results by six cents per share. The prior year's quarter included an after-tax charge of four cents per share related to the remaining lease cost of storage facilities no longer needed as a result of productivity initiatives.

       Second quarter sales were $1,108 million compared with $929 million a year ago.

       "The company's operating results again were in line with expectations," said Barry W. Perry, chairman and chief executive officer. "Performance from new technologies and new served markets continued to contribute to earnings growth."

       Mr. Perry indicated that full-year 2004 results are still expected to show modest improvement versus the prior year, including the benefit from the tax agreement.

Second-Quarter Operating Results

      Operating earnings from Environmental Technologies increased 4% to $33 million, while sales rose 7% to $224 million. Higher revenues from mobile-source OEM markets were partly offset by lower diesel-retrofit sales following completion of last year's large Hong Kong program. Moderate earnings growth resulted primarily from certain mobile markets partly offset by absence of prior-year retrofit volume and unfavorable mix in light-duty vehicles.

      Operating earnings from Process Technologies declined 6% to $23 million. Sales rose 14% to $159 million. Solid earnings from petroleum refining catalysts and addititves were more than offset by continued lower results from most chemical-process markets.

       Operating earnings from Appearance and Performance Technologies were $24 million, compared with $19 million in last year's quarter, which included a charge of $7.8 million. Excluding the charge, earnings declined 10%. Sales rose 6% to $185 million. Results primarily reflected lower volumes of mineral-based products to the paper market.

       Operating earnings from Materials Services were $3 million, down modestly from a year ago. Sales were up 33% to $525 million.

       Engelhard Corporation is a surface and materials science company that develops technologies to improve customers' products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

       Forward-looking statements: This document contains forward-looking statements in management's comments. There are a number of factors that could cause Engelhard's actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to page 25 of Engelhard's 2003 Form 10-K, dated March 11, 2004.

Engelhard Corporation
Condensed Consolidated Statements of Earnings
(Thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2004	2003	2004	2003

Net sales	$1,107,775	$929,358	$2,147,807	$1,759,797
Cost of sales	938,034	766,461	1,818,710	1,447,339

Gross profit	169,741	162,897	329,097	312,458
Selling, administrative and other expenses	96,594	88,400	191,443	180,569
Special charge/(credit), net	–	7,802	–	(11,978)

Operating earnings	73,147	66,695	137,654	143,867
Equity in earnings of affiliates	8,364	7,539	13,303	13,177
Interest expense, net	(4,563)	(4,753)	(9,469)	(10,310)

Earnings before income taxes	76,948	69,481	141,488	146,734
Income tax expense	8,953	15,447	23,152	33,764

Net earnings before cumulative effect of a change
in accounting principle, net of tax	67,995	54,034	118,336	112,970
Cumulative effect of a change in accounting principle,
net of tax of $1,390	–	–	–	(2,269)

Net earnings	$67,995	$54,034	$118,336	$110,701

Earnings per share - basic:
Earnings before cumulative effect of a change in
accounting priniciple	$0.55	$0.43	$0.96	$0.90
Cumulative effect of a change in accounting principle,
net of tax	–	–	–	(0.02)

Earnings per share - basic	$0.55	$0.43	$0.96	$0.88

Earnings per share - diluted:
Earnings before cumulative effect of a change in
accounting priniciple	$0.54	$0.43	$0.94	$0.89
Cumulative effect of a change in accounting principle,
net of tax	–	–	–	(0.02)

Earnings per share - diluted	$0.54	$0.43	$0.94	$0.87

Cash dividends paid per share	$0.11	$0.10	$0.22	$0.20

Average number of shares outstanding - basic	123,650	125,261	123,904	126,067

Average number of shares outstanding - diluted	126,040	127,078	126,202	127,566

Actual number of shares outstanding at end of period	124,289	125,296	124,289	125,296

Had compensation cost for Engelhard’s stock option plans been determined based on the fair value at grant date consistent with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” (assuming SFAS No. 123 was adopted on its effective date of October 1995), Engelhard would have reported net earnings and diluted earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
Pro forma information (in thousands, except per-share data)	2004	2003	2004	2003
Net earnings - as reported	$ 67,995	$ 54,034	$ 118,336	$ 110,701
Net earnings - pro forma	66,574	52,620	114,563	107,873
Diluted earnings per share - as reported	0.54	0.43	0.94	0.87
Diluted earnings per share - pro forma	0.53	0.41	0.91	0.85

Engelhard Corporation
Business Segment Information
(Thousands)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2004	2003		Change	2004	2003		Change
Net Sales
Environmental Technologies	$224,209	$209,153		7%	$462,646	$422,693		9%
Process Technologies	159,214	139,833		14%	291,434	258,353		13%
Appearance and Performance Technologies	185,238	175,190		6%	351,531	334,386		5%

Technology segments	568,661	524,176		8%	1,105,611	1,015,432		9%
Materials Services	525,153	394,485		33%	1,016,252	723,442		40%
All Other	13,961	10,697		31%	25,944	20,923		24%

Total net sales	$1,107,775	$929,358		19%	$2,147,807	$1,759,797		22%

Operating Earnings
Environmental Technologies	$32,755	$31,489		4%	$69,744	$56,066	(A)	24%
Process Technologies	23,066	24,571		-6%	39,362	38,091	(B)	3%
Appearance and Performance Technologies	23,806	18,613	(C)	28%	38,857	37,196	(C)	4%

Technology segments	79,627	74,673		7%	147,963	131,353		13%
Materials Services	2,754	3,031		-9%	6,122	7,484		-18%
All Other	(9,234)	(11,009)		-16%	(16,431)	5,030	(D)	-427%

Total operating earnings	73,147	66,695		10%	137,654	143,867		-4%
Equity in earnings of affiliates	8,364	7,539		11%	13,303	13,177		1%
Interest expense, net	(4,563)	(4,753)		-4%	(9,469)	(10,310)		-8%

Earnings before income taxes	76,948	69,481		11%	141,488	146,734		-4%
Income tax expense	8,953	15,447		-42%	23,152	33,764		-31%

Net earnings before cumulative effect of a change in
accounting principle, net of tax	67,995	54,034		26%	118,336	112,970		5%
Cumulative effect of a change in accounting principle, net of tax of $1,390	–	–		–	–	(2,269)		–

Net earnings	$67,995	$54,034		26%	$118,336	$110,701		7%

(A)     — Includes a restructuring charge of $5.3 million ($3.5 million after tax or $0.03 per share) in 2003.

(B)     — Includes a restructuring charge of $2.6 million ($1.6 million after tax or $0.01 per share) in 2003.

(C)     — Includes a charge of $7.8 million ($4.8 million after tax or $0.04 per share) in 2003 related to lease commitments for idle facilities.

(D)     — Includes a royalty settlement gain of $28.4 million ($17.6 million after tax or $0.14 per share) and a Corporate restructuring charge of $0.8 million ($0.5 million after tax or less than $0.01 per share) in 2003.

Engelhard Corporation
Condensed Consolidated Balance Sheets
(Thousands)
(Unaudited)

	June 30,	December 31,
	2004	2003
Cash	$ 140,598	$ 87,889
Receivables, net	431,861	400,043
Committed metal positions	332,621	350,163
Inventories	442,747	442,787
Other current assets	127,258	112,678

Total current assets	1,475,085	1,393,560
Investments	169,703	158,664
Property, plant and equipment, net	865,582	880,822
Goodwill	280,512	275,121
Other intangible and noncurrent assets	211,023	224,836

Total assets	$3,001,905	$2,933,003

Short-term borrowings	$ 9,701	$ 68,275
Accounts payable	307,547	296,979
Hedged metal obligations	302,001	295,821
Other current liabilities	279,564	286,940

Total current liabilities	898,813	948,015
Long-term debt	441,701	390,565
Other noncurrent liabilities	303,956	309,024
Shareholders' equity	1,357,435	1,285,399

Total liabilities and shareholders' equity	$3,001,905	$2,933,003

Engelhard Corporation
Condensed Consolidated Statements of Cash Flows
(Thousands)
(Unaudited)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities
Net earnings	$118,336	$110,701
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and depletion	62,113	61,775
Amortization of intangible assets	1,845	1,649
Equity results, net of dividends	(3,356)	(4,200)
Net change in assets and liabilities:
Materials Services related	24,950	267,789
All other	(30,502)	880

Net cash provided by operating activities	173,386	438,594

Cash flows from investing activities
Capital expenditures	(44,591)	(39,934)
Proceeds from investments	1,988	7,063
Acquisitions and other investments	(6,240)	–

Net cash used in investing activities	(48,843)	(32,871)

Cash flows from financing activities
Repayment of short-term borrowings	(58,574)	(218,563)
Decrease in hedged metal obligations	(3,777)	(209,601)
Proceeds from issuance of long-term debt	51,136	147,658
Purchase of treasury stock	(51,123)	(74,714)
Cash from exercise of stock options	19,200	11,011
Dividends paid	(27,335)	(25,280)

Net cash used in financing activities	(70,473)	(369,489)
Effect of exchange rate changes on cash	(1,361)	11,499

Net increase in cash	52,709	47,733
Cash at beginning of year	87,889	48,246

Cash at end of period	$140,598	$95,979